Exhibit 10(l)

Hercules Technology Growth Capital, Inc.

Amended and Restated 2004 Equity Incentive Plan

Restricted Stock Award Agreement

Hercules Technology Growth Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

The undersigned (i) acknowledges receipt of an award (the “Award”) of restricted stock from Hercules Technology Growth Capital, Inc. (the “Company”) under the Amended and Restated 2004 Equity Incentive Plan (the “Plan”), subject to the terms set forth below and in the Plan; (ii) further acknowledges receipt of a copy of the Plan as in effect on the date hereof and the currently effective prospectus relating to such Plan; and (iii) agrees with the Company as follows:

1.	Effective Date. This Agreement shall take effect as of , which is the date of grant of the Award.

2.	Shares Subject to Award. The Award consists of shares (the “Shares”) of common stock of the Company (“Stock”). The undersigned’s rights to the Shares are subject to the restrictions described in this Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

3.	Meaning of Certain Terms. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan. The term “vest” as used herein with respect to any Share means the lapsing of the forfeiture restrictions described herein with respect to such Share.

4.	Nontransferability of Shares. The Shares acquired by the undersigned pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan.

5.	Forfeiture Risk. If the undersigned ceases to be an employee of the Company and its subsidiaries for any reason, including death, any then outstanding and unvested Shares acquired by the undersigned hereunder shall be automatically and immediately forfeited. The undersigned hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

6.	Retention of Certificates. Any certificates representing unvested Shares shall be held by the Company’s Transfer Agent (American Stock Transfer Company) in book entry form until such Shares vest. If unvested Shares are held in book entry form, the undersigned agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

7.	Vesting of Shares. The shares acquired hereunder shall vest in accordance with the provisions of this Paragraph 7 and Section 7 of the Plan, as follows:

             Shares on and after             ;

an additional              Shares on and after             ; and

an additional              Shares on and after             ; and

an additional              Shares on and after

Notwithstanding the foregoing, no shares shall vest on any vesting date specified above unless the undersigned is then, and since the date of grant has continuously been, an employee of the Company. In the event of a Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of outstanding and then unvested Shares be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted amounts.

8.	Legend. Any certificates representing unvested Shares shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND HERCULES TECHNOLOGY GROWTH CAPITAL, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

As soon as practicable, following the vesting of any such Shares, the Company shall cause a certificate or certificates covering such Shares, without the aforesaid legend, to be issued and delivered to the undersigned. If any Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

9.	Dividends, etc. The undersigned shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those Shares of which the undersigned is the record owner on the record date for such dividend or other distribution, and (ii) vote any Shares of which he is the record owner on the record date for such vote; provided, however, that the Administrator may require that any cash distribution with respect to the Shares other than a normal cash dividend be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted amounts.

10.	Sale of Vested Shares. The undersigned is free to sell any Share once it has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws.

11.	Certain Tax Matters. The undersigned expressly acknowledges the award or vesting of the Shares acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding. The undersigned expressly acknowledges and agrees that the rights hereunder are subject to the undersigned promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Administrator so determines, by the delivery of previously acquired Stock or shares of Stock acquired hereunder or by the withholding of amounts from any payment hereunder) all taxes required to be withheld in connection with such award, vesting or payment.

Very truly yours,

Dated:

The foregoing Restricted Stock

Award Agreement is hereby accepted:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By